EXHIBIT 10.38

* Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL – Execution Copy

SECOND AMENDMENT TO

LICENSE AGREEMENT

BETWEEN SIGMA-ALDRICH, CO. AND ALLOZYNE, INC.

THIS SECOND AMENDMENT (“Second Amendment”), dated May 21, 2010 (“Second Amendment Effective Date”), is entered into by and between Sigma-Aldrich, Co. (“Sigma”) and Allozyne, Inc. (“Allozyne”).

WHEREAS, Sigma and Allozyne have entered into that certain License Agreement, dated September 25, 2007 (“Original Agreement”); and

WHEREAS, Sigma and Allozyne previously amended the Original Agreement by executing a first amendment, dated October 31, 2007 (“First Amendment”) (hereinafter, the Original Agreement as amended by the First Amendment shall be referred to as the “Agreement”);

WHEREAS, by this Second Amendment, Sigma and Allozyne now desire to further amend certain terms and conditions of the Agreement;

WHEREAS, Sigma and Allozyne desire that all other terms and conditions of the Agreement remain in full force and effect;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the sufficiency of which is hereby acknowledged, Sigma and Allozyne hereby agree as follows:

1. Capitalized terms in this Second Amendment shall have the same meaning as those in the Agreement, unless specifically defined otherwise in this Second Amendment. All Article and Section references shall refer to the corresponding Article and Section in the Agreement.

2. Amendments.

2.1 Amendment to Section 3.2. In Section 3.2 of the Agreement, the table following the first paragraph is hereby deleted and restated in its entirety as follows:

“Milestone Events”	“Milestone Payment”
1. [*]	[*]
2. [*]	[*] for first Therapeutic Licensed Product, thereafter [*]
3. [*]	[*] for first Therapeutic Licensed Product, thereafter [*]
4. [*]	[*]

*Confidential Treatment Requested.

CONFIDENTIAL

Second Amendment to

Sigma-Allozyne License Agreement

For clarity, except as expressly set forth in the foregoing amendment of Section 3.2 of the Agreement, all other terms and conditions in the Agreement which are applicable to Therapeutic Licensed Products shall remain unchanged.

2.2 Amendment to Section 3.3(d). Section 3.3(d) of the Agreement is hereby deleted and restated in its entirety as follows:

“(d) Sublicense Income. Within [*] days after the end of each calendar quarter during the term in which Allozyne receives any Sublicense Income, Allozyne shall pay to Sigma the following amounts as applicable:

(i) [*] of Sublicense Income received by Allozyne during such calendar quarter from any Sublicensee for the grant of a sublicense solely of the Licensed Patent Rights (i.e., where such sublicense does not also include the grant of other intellectual property rights that are not within the Licensed Patent Rights); and

(ii) [*] of Sublicense Income received by Allozyne during such calendar quarter from any Sublicensee for the grant of a sublicense of rights pertaining to a Therapeutic Licensed Product, which sublicense also includes a grant of rights under the Licensed Patent Rights and under other intellectual property rights Controlled by Allozyne that are not within the Licensed Patent Rights (for clarity, such Sublicense Income described in this clause (ii) and in clause (iii) below shall include all amounts and other consideration received by Allozyne for the sublicense of Licensed Patent Rights, and for all other licenses and sublicenses of such other intellectual property rights that are not within Licensed Patent Rights); and

(iii) for any grant of a sublicense which is not described in clause (i) or (ii) above, [*] of Sublicense Income received by Allozyne during such calendar quarter from any Sublicensee for the grant of a sublicense under the Licensed Patent Rights, which sublicense also includes a grant of rights under other intellectual property rights Controlled by Allozyne that are not within the Licensed Patent Rights. A sublicense described by this clause (iii) may be referred to as a “Platform Sublicense.”

For the avoidance of doubt, Sublicense Income includes royalty and the fair market value of non-royalty consideration received by Allozyne from a Sublicensee.

*Confidential Treatment Requested.

CONFIDENTIAL

Second Amendment to

Sigma-Allozyne License Agreement

For purposes of this Agreement, the term “Controlled” means possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of a license under this Agreement), to assign or grant a license, sublicense or other right or to transfer or provide access to or under, any material, information, or intellectual property right as provided for herein without violating the terms of any agreement with any third party, infringing upon the intellectual property rights of a third party, or misappropriating the proprietary information of a third party.”

2.3 Amendment to Section 4.3. In Section 4.3 of the Agreement, after subsection (d), the following new subsections (e) and (f) are hereby inserted:

“(e) Sigma Right to Sublicense and Enforce in the Research Field. For the purpose of enforcing and maximizing the commercial value of the full scope of United States Patent No. [*] and international patent applications corresponding thereto (the “’[*] Patent Family”), from and after the Second Amendment Effective Date, Allozyne grants to Sigma the exclusive right to seek sublicenses from, and grant sublicenses to interested Third Parties in the Research Field and pursue alleged or actual Third Party infringers in the Research Field (as defined below in this subsection (e)) (“Pursuit”), including the right of Sigma to initiate legal action (“Action”) against any such Third Party for infringement or alleged infringement of one or more members of the ‘[*] Patent Family in the Research Field, at Sigma’s sole expense, in its own name and entirely under its own direction and control. To settle such Pursuit or Action, Sigma has the right to grant to such Third Party a sublicense under United States Patent No. [*] and international patents and patent applications corresponding thereto (“Sigma Sublicense”). Allozyne shall reasonably assist Sigma (at Sigma’s expense) in any Pursuit or Action if so requested by Sigma, and shall lend its name to such Pursuit or Action if requested by Sigma or required by applicable law. Allozyne shall have the right to participate and be represented in any Action by its own counsel, at Allozyne’s expense and without reimbursement by Sigma. Except for the foregoing rights expressly granted to Sigma by Allozyne in this subsection (e), which shall supersede Allozyne’s right to enforce any Licensed Patent Right under subsection (a) all other rights of Allozyne under the Agreement (including, without limitation, Allozyne’s co-exclusive rights and Allozyne’s exclusive rights, with the right to sublicense, under the Agreement) shall remain unchanged and in full force and effect.

For purposes of this Agreement, the term “Research Field” shall retain its meaning as set forth in the Original Agreement, except that, for limited purposes set forth in this Agreement, it shall include those Licensed Products that are ex vivo Diagnostic Licensed Products.

(f) Sigma Consideration. In consideration for the rights granted to Sigma by Allozyne pursuant to subsection (e) above, Sigma will pay to Allozyne [*] of all amounts and other consideration received by Sigma in connection with each Pursuit, Action and Sigma Sublicense (“Sigma Consideration”). If Sigma initiates an Action, from and after the date of such Action initiation, the amount of any out-of-pocket, direct costs, including but not limited to, attorneys fees and costs (if any) incurred by Sigma in conducting such Action may be deducted from the amount of consideration received by Sigma prior to Sigma’s calculation of the [*] amount owed to Allozyne under this subsection (f).

*Confidential Treatment Requested.

CONFIDENTIAL

Second Amendment to

Sigma-Allozyne License Agreement

In determining Sigma Consideration for a Sigma Sublicense, (i) Sigma shall include all amounts and other consideration received by Sigma in connection with the grant of a Sigma Sublicense to a Third Party, as described in subsection (e) above,; but (ii) Sigma may exclude consideration provided by such Third Party for equity investments in Sigma to the extent made at fair market value (where the term “fair market value,” as applied to Sigma equity in this subsection (f), shall have the same meaning as the term “fair market value” in the definition of Sublicense Income, as applied to Allozyne equity); provided that, if such equity investment in Sigma exceeds the fair market value, only the excess amount will be Sigma Consideration. If Sigma receives any non-monetary Sigma Consideration for a Sigma Sublicense, the amount of such non-monetary Sigma Consideration shall be calculated based on the fair market value of such Sigma Consideration, assuming an arm’s length transaction made in the ordinary course of business. For the avoidance of doubt, Sigma Consideration for a Sigma Sublicense includes (A) all royalty and non-royalty consideration received by Sigma pursuant to such Sigma Sublicense; and (B) the entire amount of consideration received by Sigma pursuant to such Sigma Sublicense, which shall include the consideration received by Sigma for a sublicense under the ‘[*] Patent Family and for all other intellectual property rights licensed and/or sublicensed by Sigma under such Sigma Sublicense (if any), regardless of the territorial scope, field or subject matter within the rights previously granted to Allozyne (for example, [*] (collectively “[*] Rights”), but not [*] and/or [*] (collectively “[*] Rights”) included in such ‘[*] Patent Family sublicense. For clarity, to the extent that any license only grants rights to the [*] Rights, Allozyne shall be entitled to [*] of all consideration received for that license. To the extent that the license only grants rights to the [*] Rights, Allozyne will not be entitled to any consideration received for that license. If the license grants rights to both the [*] Rights and the [*] Rights, royalty rates (on a per product or net sale basis) shall be the same for each class of rights, and Allozyne shall receive [*] of all royalties on products or net sales utilizing the [*] Rights and [*] of non-royalty license fees and any other consideration received for such license.

(g) Exception to Sigma Consideration. As an exception to Section (f) above, Sigma may license the ‘[*] Patent Family to [*] in exchange for rights to reference the “[*]” technology of [*] in relation to various products marketed by Sigma and its Affiliates, and any value of such rights to Sigma shall not be considered Sigma Consideration.

3. Miscellaneous.

3.1 Effect and Interpretation. This Second Amendment shall be effective for all purposes as of the Second Amendment Effective Date. To the extent that there are any inconsistencies between this Second Amendment and the Agreement, the terms of this Second Amendment shall supersede those set forth in the Agreement. Except as otherwise expressly modified by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms. As of the Second Amendment Effective Date, the term “Agreement” (as used herein, in the First Amendment and in the Original Agreement) shall mean the Original Agreement as amended by the First Amendment, and as further amended by this Second Amendment.

3.2 Counterparts. This Second Amendment may be executed in one or more counterparts by original or facsimile signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

*Confidential Treatment Requested.

CONFIDENTIAL

Second Amendment to

Sigma-Allozyne License Agreement

3.3 Sigma Representations and Warranties. Sigma hereby represents and warrants that:

(a) prior to the Effective Date, Sigma has delivered to Allozyne true and accurate excerpts of (i) [*]’s license grant to [*] (the [*] license, the “[*] License”) regarding [*] Patent Rights (as defined in the [*] License), and (ii) the relevant [*] License defined terms used in said license grant to [*];

(b) as of the Effective Date, Sigma has not, to the best of its knowledge, withheld any material information pertaining to the scope of the [*] License;

(c) if [*] is acquired or undergoes a change of control, any transfer of the [*] License must be approved by [*], and that Sigma (as successor-in-interest to [*]) will not approve any transfer of the [*] License to a third party as allowed and per the terms of the [*] License and subject to any and all applicable laws and regulations; and

(d) Sigma (i) will use reasonable efforts to amend the [*] License to eliminate any overlap or conflict with the scope of the license rights granted under the Agreement; and/or (ii) will reasonably enforce the terms and conditions of the [*] License to accordance with the license grant language set forth in the [*] License as permitted by law, so as to prevent [*] from making, using, selling, offering for sale, importing, commercializing or otherwise exploiting any Diagnostic Licensed Product or any Therapeutic Licensed Product, as those terms are defined in the Agreement, to the extent allowed by the [*] License, under reasonable interpretation.

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*Confidential Treatment Requested.

CONFIDENTIAL

Second Amendment to

Sigma-Allozyne License Agreement

IN WITNESS WHEREOF, Sigma and Allozyne have caused this Second Amendment to be executed by their respective duly authorized officers as of the Second Amendment Effective Date.

ALLOZYNE, INC.

By:	/s/ MEENU CHHABRA
(Signature)
Name	MEENU CHHABRA
Title:	PRESIDENT & CEO
Date:	MAY 21 2010

SIGMA-ALDRICH, CO.

By:	/s/ [*]
(Signature)
Name:	[*]
Title:	[*]
Date:	6/3/10

*Confidential Treatment Requested.